                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               CAREMARK RX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               CAREMARK RX, INC.

                        3000 GALLERIA TOWER, SUITE 1000
                           BIRMINGHAM, ALABAMA 35244

                                 APRIL 14, 2000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD WEDNESDAY, MAY 31, 2000
                             ---------------------

     The 2000 annual meeting of stockholders of Caremark Rx, Inc. will be held at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama, on Wednesday, May 31, 2000, at 2:00 p.m. Central Time, for the following purposes:

     1. Election of one director to serve for a term of one year; election of one director to serve for a term of two years; and election of four directors, each to serve for a term of three years.

     2. Any other matters that properly come before the meeting.

     Stockholders of record at the close of business on April 3, 2000 are entitled to vote at the meeting or any postponement or adjournment thereof.

     PLEASE REVIEW THE VOTING OPTIONS ON THE ATTACHED PROXY CARD AND SUBMIT YOUR VOTE PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DESIRE TO DO SO, BUT ATTENDANCE AT THE ANNUAL MEETING DOES NOT ITSELF SERVE TO REVOKE YOUR PROXY.

                                           By Order of the Board of Directors,

                                           /s/ Sara J. Finley
                                           Sara J. Finley
                                           Corporate Secretary

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About the Meeting...........................................    1
Principal Stockholders of the Company.......................    2
Stock Ownership of Management...............................    3
Election of Directors.......................................    4
Directors Continuing in Office..............................    5
Executive Officers..........................................    6
Executive Compensation Summary..............................    8
Option Grants for Fiscal 1999...............................    9
Option Values on December 31, 1999..........................    9
The Board of Directors and Board Committees.................   10
The Compensation Committee's Report on Executive
  Compensation..............................................   11
Certain Transactions........................................   16
Stock Price Performance Graph...............................   17
Relationship With Independent Public Accountants............   18
Other Matters...............................................   18
Additional Information......................................   18

                               CAREMARK RX, INC.
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This Proxy Statement contains information related to the annual meeting of stockholders of Caremark Rx, Inc. ("Caremark Rx" or the "Company") to be held on Wednesday, May 31, 2000, beginning at 2:00 p.m. Central Time, at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama, and at any postponements or adjournments thereof. This Proxy Statement is being mailed to the Company's stockholders on or about April 14, 2000.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Company's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, the Company's management will report on the performance of the Company during fiscal 1999 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, April 3, 2000, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. On April 3, 2000, there were 199,654,111 shares of common stock of the Company outstanding and entitled to vote at the meeting.

WHAT IS REQUIRED TO ELECT A DIRECTOR?

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of a director. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no effect on the election of directors.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder (that is, if you hold your stock in your own name) and attend the meeting, you may deliver your completed proxy card in person.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

     If you are a registered stockholder, you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

     If your shares are held in "street name," you will need to contact your broker or other nominee to determine whether you may vote by telephone or electronically.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing, with the Corporate Secretary of the Company, either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     The Board recommends a vote FOR election of the nominated slate of directors (see pages 4-5). Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

                     PRINCIPAL STOCKHOLDERS OF THE COMPANY

     The following table shows the amount of Common Stock of the Company beneficially owned by those persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock. Except as indicated, all information is as of December 31, 1999.

                                                                  AGGREGATE          PERCENT OF
                                                               NUMBER OF SHARES        SHARES
NAME                                                          BENEFICIALLY OWNED   OUTSTANDING(1)
----                                                          ------------------   --------------
FMR Corp.
  82 Devonshire Street
  Boston, Massachusetts 02109...............................      29,238,524           14.6%
Massachusetts Financial Services Company
  500 Boylston Street
  Boston, Massachusetts 02116...............................      22,161,849            11.1
Wachovia Bank and Trust Co.(2)
  Trust Services
  301 Main Street
  Winston-Salem, North Carolina 27150.......................       8,398,872             4.2

---------------

(1) Based on 199,660,273 shares outstanding on December 31, 1999.
(2) Shares held as Trustee for Caremark Rx, Inc. Employee Compensation Trust.

                         STOCK OWNERSHIP OF MANAGEMENT

     The following table shows the amount of common stock of the Company beneficially owned (unless otherwise indicated) by the Company's directors, certain executive officers, and the directors and executive officers of the Company as a group. Except as otherwise indicated, all information is as of December 31, 1999. Shares of the Company's common stock subject to options held by the directors and executive officers that are exercisable within 60 days of April 3, 2000, are deemed outstanding for the purpose of computing their beneficial ownership individually and as a group. The Chief Executive Officer and the four other most highly compensated executive officers as of December 31, 1999, are included in this table. These individuals may be referred to collectively as the "Named Executive Officers".

                                                                        NUMBER OF SHARES   PERCENT OF
                                                                         OF CAREMARK RX      SHARES
                NAME                           POSITION HELD            COMMON STOCK(1)    OUTSTANDING
                ----                           -------------            ----------------   -----------
Edwin M. Crawford...................  Chairman of the Board, President      3,800,670          1.9
                                        and Chief Executive Officer
John J. Arlotta.....................  President -- Pharmaceutical             333,990            *
                                        Services
James H. Dickerson..................  Director, Executive Vice                492,670            *
                                        President and Chief Financial
                                        Officer
Edward L. Hardin, Jr................  Executive Vice President and            596,161            *
                                        General Counsel
Bradley S. Karro....................  Executive Vice President --             124,460            *
                                        Corporate Development
Rosalio J. Lopez....................  Former Chief Medical Officer and        182,069            *
                                        Former Director
Kristen E. Gibney...................  Director                                 32,250            *
Roger L. Headrick...................  Director                                149,250            *
Michael D. Martin...................  Director                                485,000            *
Ted H. McCourtney...................  Director                                126,841            *
John S. McDonald, J.D. .............  Director                                390,281            *
Charles W. Newhall III..............  Director                                 72,580            *
C.A. Lance Piccolo..................  Director                                774,041            *
Richard M. Scrushy..................  Director                              3,913,500          1.9
Edwin M. Banks......................  Nominee for Director                     16,000            *
All executive officers and directors
  as a group (22 persons)...........                                       12,531,221          6.0

  * Less than one percent.
---------------

(1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Certain of the Company's directors and named executive officers may disclaim beneficial ownership of certain shares included in the table and certain of the shares included in the table represent options to purchase shares, described as follows:

- Mr. Crawford -- includes options to purchase 3,750,670 shares;

- Mr. Arlotta -- includes options to purchase 325,871 shares and includes 730 shares held by his son who does not reside in the same household for the majority of the year. Mr. Arlotta disclaims beneficial ownership of the shares held by his son;

     - Mr. Dickerson -- includes options to purchase 467,670 shares;

     - Mr. Hardin  --  includes options to purchase 519,170 shares;

     - Mr. Karro -- includes options to purchase 118,170 shares;

     - Dr. Lopez -- includes options to purchase 83,000 shares and 81,293 shares held in trust for the benefit of Dr. Lopez and members of his family;

     - Ms. Gibney -- includes options to purchase 25,250 shares;

     - Mr. Headrick -- includes options to purchase 112,000 shares and 1,250 shares held by his wife;

     - Mr. Martin -- includes options to purchase 448,000 shares;

     - Mr. McCourtney -- includes options to purchase 72,000 shares;

     - Mr. McDonald -- includes options to purchase 72,000 shares and 318,281 shares held by certain trusts for his benefit;

     - Mr. Newhall -- includes options to purchase 72,000 shares and 144 shares held by members of his household;

     - Mr. Piccolo -- includes options to purchase 542,000 shares; and

     - Mr. Scrushy -- includes options to purchase 1,597,000 shares, 250,000 shares held in trust for minor children and 1,098,500 shares held by HEALTHSOUTH Corporation ("HEALTHSOUTH"). Mr. Scrushy is Chairman of the Board and Chief Executive Officer of HEALTHSOUTH. Mr. Scrushy disclaims beneficial ownership of the shares held by HEALTHSOUTH.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the Company's directors and executive officers complied during fiscal year 1999 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception that Bradley S. Karro failed to file a Form 3 within ten days of his election as an executive officer and John J. Arlotta failed to file a Form 4 to timely report a transaction by his son. These forms have been filed with the Securities and Exchange Commission. These late filings resulted from administrative oversights at the Company.

                             ELECTION OF DIRECTORS

     The Board of Directors is currently divided into three classes, each having a three-year term. The terms expire in successive years.

CLASS I DIRECTOR NOMINEE

     The current term of office of directors in Class I expires at the 2001 annual meeting of stockholders. The Board of Directors proposes that the nominee described below be elected for the term previously described and until his successor is duly elected and qualified.

     Edwin M. Banks, 37, has been the Portfolio Manager for W.R. Huff Asset Management Company since June 1988. He is also a director of e.spire Communications and Arch Communications Group.

CLASS II DIRECTOR NOMINEE

     The current term of office of directors in Class II expires at the 2002 annual meeting of stockholders. The Board of Directors proposes that the nominee described below be elected for the term previously described and until his successor is duly elected and qualified.

     Edward L. Hardin, Jr., 60, has been Executive Vice President and General Counsel of the Company since June 1998. From September 1965 until June 1998, Mr. Hardin was engaged in the private practice of law in Birmingham, Alabama, where he was senior principal in the law firm of Hardin & Hawkins. Mr. Hardin is a member of the American Bar Association and the Alabama Bar Association. He has been selected as a member of the American Board of Trial Advocates and is a member of the Alabama Trial Lawyers Association, having served as its President in 1975-1976. Mr. Hardin is also a founding member of the Board of Directors of the American Sports Medicine Institute. After graduation from Birmingham Southern College in 1962, Mr. Hardin received a Juris Doctor degree from the University of Alabama School of Law, where he served on the Editorial Board of the Law Review.

CLASS III DIRECTOR NOMINEES

     The current three-year term of office of directors in Class III expires at the 2000 annual meeting of the stockholders. The Board of Directors proposes that the nominees described below be elected to Class III for a term of three years and until their successors are duly elected and qualified.

     C.A. Lance Piccolo, 59, has been Vice Chairman of the Company's Board of Directors since September 1996. He has been the President and CEO of HealthPic Consultants, Inc. since September 1996. From August 1992 until September 1996, he was Chairman of the Board of Directors and Chief Executive Officer of Caremark International Inc. ("CII"). From 1987 until November 1992, Mr. Piccolo was an Executive Vice President of Baxter International, Inc. ("Baxter") and from 1988 until November 1992, he served as a director of Baxter. Mr. Piccolo also serves as a director of Crompton and Knowles Corporation and Physician Dynamics, Inc.

     Ted H. McCourtney, 61, has been a member of the Company's Board of Directors since August 1993. He has been a general partner of Venrock Associates, a venture capital firm, since 1970. Mr. McCourtney is a member of the Board of Directors of NTL, Inc., Core Comm, Ltd. and Visual Networks, Inc., each of which is publicly-traded.

     Richard M. Scrushy, 47, has been a member of the Company's Board of Directors since January 1993. On January 16, 1998, Mr. Scrushy was elected Chairman of the Board and Acting Chief Executive Officer of the Company. He relinquished the Acting Chief Executive Officer position on March 16, 1998 upon the election of Mr. Crawford as President and Chief Executive Officer and relinquished the Chairman of the Board position in December 1998. Since 1984, Mr. Scrushy has been Chairman of the Board and Chief Executive Officer of HEALTHSOUTH, a publicly-traded healthcare company.

     Harris Diamond, 47, has been Chief Executive Officer of BSMG Worldwide since October 1995. Mr. Diamond has also been Chairman of True North Diversified Companies, a division of True North Communications, since June 1999. He was Chief Operating Officer of BSMG Worldwide prior to his appointment as Chief Executive Officer.

                         DIRECTORS CONTINUING IN OFFICE

CLASS I DIRECTORS

     The terms of the following directors will expire at the 2001 annual meeting of the stockholders. Mr. McDonald, however, due to personal reasons, has tendered his resignation from the Board of Directors effective at the 2000 Annual Meeting of Stockholders to be held on May 31, 2000. The Company does not plan at this time to fill the vacancy created by Mr. McDonald's resignation.

     Roger L. Headrick, 63, has been a member of the Company's Board of Directors since September 1996. He is Managing General Partner of HMCH Ventures, a private venture capital investment partnership. He is also President and Chief Executive Officer of New Biotics, Inc., a research company developing drugs to treat human cancer and infectious disease. He was the President and Chief Executive Officer of the Minnesota Vikings Football Club from January 1991 until August 1998. Additionally, since June 1989, Mr. Headrick has been President and Chief Executive Officer of ProtaTek International, Inc., a bioprocess and biotechnology company that develops and manufactures animal vaccines. Prior to 1989, he was Executive Vice President and Chief Financial Officer of The Pillsbury Company, a food manufacturing and processing company. Mr. Headrick also serves as a director of CK Witco Corporation, a publicly-traded company.

     Michael D. Martin, 39, became a member of the Company's Board of Directors on January 16, 1998. In February 2000, Mr. Martin was named Executive Vice President -- HEALTHSOUTH Investments, a division of HEALTHSOUTH focused on strategic venture investments in early-stage healthcare and healthcare technology companies. Mr. Martin was previously the Chief Financial Officer and a director of HEALTHSOUTH. From 1983 through September 1989, Mr. Martin specialized in healthcare lending with AmSouth Bank N.A., Birmingham, Alabama, where he was a Vice President immediately prior to joining HEALTHSOUTH.

     Charles W. Newhall III, 55, has been a member of the Company's Board of Directors since September 1993. He has been a general partner of New Enterprise Associates, a venture capital firm, since 1978. Mr. Newhall is a member of the Board of Directors of HEALTHSOUTH. He is founder and Chairman Emeritus of the Mid-Atlantic Venture Association, which was organized in 1988.

     John S. McDonald, J.D., 67, has been a member of the Company's Board of Directors since November 1995. Mr. McDonald was the Chief Executive Officer of the general partner of Mullikin Medical Enterprises, L.P. ("MME") from March 1994 to November 1995, and he was an executive of Pioneer Hospital and related entities since 1967. Mr. McDonald was also a director, the Corporate Secretary and a shareholder of MME's general partner until November 1995. Mr. McDonald is a past president of the Unified Medical Group Association.

CLASS II DIRECTORS

     The terms of the following directors will expire at the 2002 annual meeting of the stockholders.

     Edwin M. Crawford, 51, was named Chairman of the Board of the Company in December 1998. He has served as President and Chief Executive Officer and as a director of the Company since March 1998. From 1990 until March 1998, Mr. Crawford was with Magellan Health Services, Inc., a publicly-held specialty managed healthcare company, where he served as Chairman of the Board, President and Chief Executive Officer from 1993 until March 1998, and as President and Chief Operating Officer from 1992 until 1993.

     James H. Dickerson, Jr., 53, has been a member of the Board of Directors since February 1999. He joined the Company as Executive Vice President and Chief Financial Officer in May 1998. Prior to joining the Company, he was Senior Vice President and Chief Financial Officer of Aetna U.S. Healthcare from March 1994 until January 1998.

     Kristen E. Gibney, 51, has been a member of the Board of Directors since February 1999. From January 1994 until January 1997, she was the Corporate Vice President responsible for the prescription benefit management business of CII, a subsidiary of the Company.

                               EXECUTIVE OFFICERS

     The following individuals are non-director executive officers of the Company. Mr. Crawford serves as Chairman of the Board of Directors and also serves as an executive officer. Mr. Dickerson, a director of the Company, and Mr. Hardin, a nominee for director of the Company, also serve as executive officers.

     John J. Arlotta, 50, has been President-Pharmaceutical Services of the Company's Caremark Pharmaceutical Group, which includes the prescription benefit management and therapeutic pharmaceutical services businesses, since May 1998. From September 1997 until May 1998, he was Chief Operating Officer of Caremark Pharmaceutical Group. Mr. Arlotta joined the Company in 1996 as president of the therapeutic pharmaceutical services business. From April 1986 until November 1996, Mr. Arlotta owned a durable medical equipment and consumable supplies business. From January 1972 until April 1986, Mr. Arlotta was employed in a number of sales, marketing and general management positions by Baxter, a publicly-traded healthcare company.

     Charles C. Clark, 50, has been Executive Vice President-Corporate Strategies since May 1998. From January 1997, when he joined the Company, until May 1998, he was Senior Vice President and Chief Tax Officer. Prior to joining the Company, Mr. Clark was with KPMG Peat Marwick for 21 years, having served as Tax Partner in charge of the Birmingham, Alabama office and leader of tax services for the Health Care & Life Sciences practice in the Southeast. Mr. Clark is a Certified Public Accountant holding memberships in the American Institute of Certified Public Accountants and the Alabama and Mississippi Societies of Certified Public Accountants.

     Bradley S. Karro, 38, has been Executive Vice President-Corporate Development of the Company since October 1999. From May 1998 through September 1999, he served as the President & Chief Operating Officer-California responsible for all physician practice management operations in that state. Mr. Karro served as the Chief Operating Officer and as a director of MedPartners Provider Network, Inc. ("MPN"), a wholly-owned subsidiary of the Company, from July 1998 through March 1999. In March 1999, the Department of Corporations of the State of California (the "State") appointed a conservator and assumed control of the business operations of MPN. The conservator, purportedly on behalf of MPN, filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. The Company, MPN, and representatives of the State reached an agreement in principle to settle the disputes relating to MPN. Mr. Karro has served as the President, Chief Executive Officer and a director of MPN since May 1999. From February 1996 through May 1998, Mr. Karro served as the President, Chief Executive Officer and director of Maternicare, Inc., a physician practice management company. Prior to Maternicare, he served for three years as the President, Chief Operating Officer and director of Beech Street Corporation, a national managed care company. He received his Honors Degree in Business Administration from the University of Western Ontario in 1984.

     Edward J. Novinski, 40, has been Executive Vice President of Managed Care for the Company since September 1996. Prior to joining the Company, Mr. Novinski was most recently Vice President of Network Management for United HealthCare Corporation in its corporate office and held various other positions with United HealthCare from August 1986 to August 1996. Mr. Novinski was responsible for United HealthCare's network strategies for physician and hospital relationships, which supported United HealthCare's diverse managed care product line. From 1977 to 1986, Mr. Novinski was with Lutheran General Health System in managerial and administrative positions including Director of Physician Practice Management for a large multi-specialty group.

     C. Clark Wingfield, Jr., 49, has been Executive Vice President and Chief Administrative Officer of the Company since September 1998. From October 1996 to September 1998, he served as Senior Vice President of Human Resources for the Company. For the ten years immediately prior to joining the Company, he was Senior Vice President of Human Resources at Magellan Health Services, Inc.

     Peter J. Clemens IV, 35, has been Senior Vice President of Finance and Treasurer of the Company since May 1998. From 1995 until May 1998, he was Vice President of Finance and Treasurer of the Company. From 1991 to 1995, Mr. Clemens worked in Corporate Banking with Wachovia Bank of Georgia, N.A. Mr. Clemens was with AmSouth Bank, N.A. from 1987 to 1989. He received a Masters Degree in Business Administration from Vanderbilt University in 1991.

     Sara J. Finley, 40, has been Senior Vice President, Assistant General Counsel and Corporate Secretary since August 1998. She joined the Company in November 1995 and previously served as Assistant General Counsel and as Vice President-Legal Services. She was Director of Legal Affairs at Flexel, Inc. in Atlanta (November 1993 to November 1995), a partner and associate at the Kutak Rock law firm in Atlanta (April 1987 to November 1993) and an associate with Maynard Cooper and Gale, P.C. in Birmingham, Alabama (October 1985 to April
1987). She is admitted to the Alabama State Bar and the State Bar of Georgia. Ms. Finley attended the University of Alabama (B.A., 1982) and Vanderbilt University School of Law (J.D., 1985).

     Howard A. McLure, 43, has been Senior Vice President and Chief Accounting Officer of the Company since June 1998. From 1995 to 1998, Mr. McLure was Senior Vice President and Controller at Magellan Health Services, Inc.

     Mark S. Weeks, 37, has been Vice President of Finance and Controller of the Company since June 1994. From 1985 to 1994, Mr. Weeks was with Ernst & Young LLP, most recently as Senior Manager. Mr. Weeks is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

                         EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth information concerning total compensation earned or paid for services rendered to the Company during each of the last three fiscal years to the Chief Executive Officer and the other Named Executive Officers.

                                                                                  LONG-TERM
                                                ANNUAL COMPENSATION             COMPENSATION
                                       --------------------------------------   -------------
                                                                                  NUMBER OF      ALL OTHER
                              FISCAL                                OTHER       STOCK OPTIONS   COMPENSATION
NAME                           YEAR      SALARY       BONUS      COMPENSATION      GRANTED          (4)
----                          ------   ----------   ----------   ------------   -------------   ------------
Edwin M. Crawford...........   1999    $1,000,008   $2,000,000      298,096(1)      500,000        239,296
  Chairman of the Board,       1998       788,466    3,000,000             (3)    6,501,000        232,781
  President and Chief
     Executive                 1997            --           --           --              --             --
  Officer
John J. Arlotta.............   1999       436,058      500,000             (3)      300,000         69,016
  President -                  1998       370,674      431,696             (3)      261,001         80,665
  Pharmaceutical Services      1997       248,303       32,685             (3)      150,000          2,659
James H. Dickerson, Jr......   1999       400,008      400,000             (3)      100,000        152,044
  Executive Vice President,    1998       250,005      500,000       68,995         401,000         33,356
  Chief Financial Officer
     and                       1997            --           --           --              --             --
  Director
Edward L. Hardin, Jr........   1999       450,000      400,000             (3)      175,000         84,375
  Executive Vice President     1998       243,750      400,000             (3)      401,000        142,529
  and General Counsel          1997            --           --           --          10,000             --
Bradley S. Karro............   1999       274,992      206,244      111,194(2)       50,000         51,412
  Executive Vice President -   1998       168,873       68,750             (3)      151,000         40,370
  Corporate Development        1997            --           --           --              --             --
Rosalio J. Lopez............   1999       436,171      389,584             (3)           --         69,511
  Former Chief Medical
     Officer                   1998       438,486      212,500             (3)       62,500         84,022
  and Former Director          1997       384,881           --             (3)      120,000          1,734

---------------

(1) The other annual compensation shown for Mr. Crawford includes $166,155 for relocation expenses and $77,579 for taxable compensation for life insurance.
(2) The other annual compensation shown for Mr. Karro includes $97,754 for relocation expenses.
(3) Dollar value of perquisites and other personal benefits was less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the listed officer.
(4) The following amounts were paid for split dollar life insurance premiums:
    Mr. Crawford -- $120,782; Mr. Arlotta -- $39,860; Mr. Dickerson -- $71,388;
    Mr. Hardin -- $6,474; Mr. Karro -- $26,142; and Dr. Lopez -- $41,555. The
    following amounts were imputed income received for insurance premiums: Mr. Crawford -- $4,056; Mr. Arlotta -- $4,156; Mr. Dickerson -- $1,491; Mr. Hardin -- $2,901; Mr. Karro -- $270 in 1999; and Dr. Lopez -- $2,956. The
    following payments were made under the Executive Flexible Benefit Plan: Mr. Crawford -- $87,500; Mr. Arlotta -- $25,000; Mr. Dickerson -- $79,165; Mr.
    Hardin -- $75,000; Mr. Karro -- $25,000; and Dr. Lopez -- $25,000. Long-term disability coverage was paid for Mr. Crawford -- $14,749. Term life insurance coverage was paid for Mr. Crawford -- $12,209.

                         OPTION GRANTS FOR FISCAL 1999

     The following table sets forth information with respect to option grants to the Named Executive Officers during fiscal 1999 and the potential realizable value of such stock option grants.

     The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

                                           % OF TOTAL                                       POTENTIAL
                             NUMBER OF   OPTIONS GRANTED    EXERCISE                     REALIZABLE GAIN
                              OPTIONS    TO EMPLOYEES IN     PRICE      EXPIRATION   -----------------------
NAME                          GRANTED      FISCAL YEAR     ($ /SHARE)      DATE        5%($)        10%($)
----                         ---------   ---------------   ----------   ----------   ----------   ----------
Edwin M. Crawford(1).......   500,000         19.5%         $5.4375       1/27/09    $1,709,807   $4,332,987
John J. Arlotta............   100,000          3.9           4.1875        4/8/09       263,349      667,379
                              200,000          7.8           5.0625      10/13/09       636,755    1,613,664
James H. Dickerson, Jr. ...   100,000          3.9           4.1875        4/8/09       263,349      667,379
Edward L. Hardin, Jr.......   100,000          3.9           4.1875        4/8/09       263,349      667,379
                               75,000          2.9           5.1875       12/8/09       244,679      620,065
Bradley S. Karro...........    50,000          1.9           5.0625      10/13/09       159,188      403,416

---------------

(1) Mr. Crawford's 500,000 options vested 100% upon the change in control, as defined in Section 8(b) of his employment agreement, which occurred on March 12, 1999 due to the sale, transfer or other disposition in a transaction or series of related transactions of the majority of the assets of one of the Company's three major lines of business.

     All other options granted to Named Executive Officers in 1999 contain the following accelerated vesting feature: if during the first year anniversary of the option grant date, the stock price of the Company's common stock closes at or above $12.00 for any twenty out of thirty consecutive trading days, the 33% of the options due to vest on the first anniversary of the option grant date shall vest immediately at the end of such 20th day; and, if during the second year after the option grant date, the stock closes at or above $18.00 for any twenty out of thirty consecutive trading days, the 33% of the options due to vest on the second anniversary of the option grant date shall vest immediately at the end of such 20th day. With the exception of Mr. Crawford's special vesting arrangement and the accelerated vesting feature described above, all option grants vested 34% on date of the grant and will vest 33% on each anniversary of the date of grant in 2000 and 2001.

                       OPTION VALUES ON DECEMBER 31, 1999

                                                                                   VALUE OF UNEXERCISED
                                                     NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                                       OPTIONS 12/31/99                 12/31/99(1)
                                                  ---------------------------   ---------------------------
NAME                                              EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                              -----------   -------------   -----------   -------------
Edwin M. Crawford...............................   3,750,670           330      $5,892,006      $    680
John J. Arlotta.................................     288,871       292,130         390,421       235,393
James H. Dickerson, Jr. ........................     434,670        66,330         756,131        58,430
Edward L. Hardin, Jr. ..........................     484,170       121,830         756,131        58,430
Bradley S. Karro................................     118,170        82,830         183,538        90,399
Rosalio J. Lopez................................      83,000             0         128,906             0

---------------

(1) In accordance with Securities and Exchange Commission rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $5.062, the closing price reported on the New York Stock Exchange on December 31, 1999.

     None of the Named Executive Officers exercised any stock options in 1999.

                  THE BOARD OF DIRECTORS AND BOARD COMMITTEES

HOW ARE DIRECTORS COMPENSATED?

     Directors who are employees of the Company are not compensated for their additional services as directors. Each non-employee director receives $3,000 for each board meeting attended in person, and $1,000 for each board meeting attended by telephone. Board members who serve on the Audit and Compensation Committees receive $1,000 for each committee meeting attended in person. Non-employee directors also receive an annual stock option grant for 25,000 shares of the Company's common stock. Because this grant was not made in 1998, the 1999 grant to each director serving in 1998 and 1999 was for 50,000 shares.

HOW OFTEN DID THE BOARD MEET DURING 1999?

     The Board of Directors met in person or by telephone 14 times during 1999. Each director attended more than 75% of the total number of meetings of the Board and Board Committees on which they served, with the exception of John McDonald, who attended 10 of 14 Board meetings.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED AND WHAT ARE THEIR RESPONSIBILITIES?

     The Board of Directors has established the Audit, Strategic Planning, Compensation and Nominating Committees.

     Audit Committee. Mr. McCourtney is the Chairman of the Audit Committee, and Mr. Martin and Mr. Piccolo serve as members. The Audit Committee met five times in 1999. Its duties include:

     - Making recommendations to the Board of Directors with respect to the Company's financial statements and the appointment of independent auditors;

     - Reviewing significant audit and accounting policies and practices;

     - Meeting with the Company's independent accountants on matters such as the scope of audits and reports; and

     - Reviewing the performance of overall accounting and financial controls of the Company.

     Strategic Planning Committee. The Strategic Planning Committee was formed in August 1998. Mr. Crawford is the Chairman of the Strategic Planning Committee, and Mr. Headrick, Mr. Martin, Mr. Piccolo, and Mr. Scrushy serve as members. The Strategic Planning Committee met three times in 1999. Its duties include:

     - Consulting with outside advisors as appropriate to facilitate informed judgments concerning the strategic direction of the Company;

     - Evaluating analyses and recommendations from outside advisors concerning the strategic direction of the Company;

     - Making recommendations to the Board of Directors concerning the Company's future business plans and objectives, including possible divestiture and acquisition plans;

     - Advising the Board of Directors with respect to efforts to maximize shareholder value; and

     - Monitoring the progress of the Company's divestiture of its PPM operations previously recommended by the Strategic Planning Committee.

     Compensation Committee. Mr. Newhall is the Chairman of the Compensation Committee, and Mr. McDonald and Mr. Headrick serve as members. The Compensation Committee met five times in 1999. Its duties include:

     - Recommending compensation and benefit programs for the Company to the Board of Directors;

     - Administering the Company's stock option plans;

     - Reviewing the performance of the officers of the Company;

     - Setting executive compensation levels; and

     - Reporting to the stockholders about executive compensation.

     Nominating Committee. The Nominating Committee was formed in March 1999. Mr. Crawford is the Chairman, and Mr. Martin and Mr. Headrick serve as members. The duty of the Nominating Committee is to select a slate of nominees for the Board of Directors, to be voted on at the 2000 annual meeting. The Nominating Committee may consider shareholder nominees for the Board of Directors if submitted in accordance with the Company's bylaws. See "Additional
Information -- How can I make a proposal for the 2001 annual meeting?" below.

         THE COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

WHO DETERMINES EXECUTIVE COMPENSATION?

     The Compensation Committee determines each executive officer's compensation subject to the approval of the Board of Directors. The Compensation Committee makes recommendations to the Board of Directors about appropriate levels of compensation for specific individuals and compensation and benefit programs for the Company as a whole. These recommendations are based on several factors, including:

     - Enabling the Company to compete effectively for the services of qualified officers and key employees;

     - Giving such officers and employees appropriate incentives to pursue the maximization of long-term stockholder value; and

     - Recognizing the success of such officers and employees in achieving both qualitative and quantitative goals for the benefit of the Company and its stockholders.

WHAT IS THE COMPANY'S COMPENSATION PHILOSOPHY?

     The Company's executive compensation program is structured and administered to support the Company's business mission. Historically, that mission focused on the efficient and effective delivery of physician practice management services, prescription benefit management and therapeutic pharmaceutical services and other related healthcare services, generating favorable returns for its stockholders in the process. The basic principles of the philosophy are designed to provide three types of compensation:

     - Base salaries that represent competitive compensation for the Company's executive officers;

     - Cash incentive compensation, or bonuses; and

     - Equity-based incentive compensation, or stock options.

     These compensation components are described in detail below:

     Base Salary. Each executive officer's annual base salary, including the base salary of the Chief Executive Officer, is based primarily upon the competitive market for the executive officer's services. It is the Compensation Committee's goal that the Company pay market level compensation for market level performance. The Compensation Committee therefore considers the levels of compensation paid by other companies in determining appropriate levels of compensation for the Company's executives. Base salary decisions, however, are not targeted to specific levels of compensation paid by other companies.

     The Compensation Committee also evaluates certain qualitative factors relating to the executive officer's performance during the preceding year, including:

     - Experience;

     - Responsibilities assumed;

     - Demonstrated leadership ability;

     - Overall effectiveness;

     - The level of an executive's compensation in relation to other executives in the Company with the same, more or less responsibilities; and

     - The performance of the executive's division or group in relation to established operating budgets.

     Compensation arrangements for executive officers are often set forth in employment contracts with specified terms if such proposed arrangements are reviewed and approved by the Board of Directors. See "How are the employment agreements between the Company and the Named Executive Officers structured?" below.

     Bonuses. In addition to base salary, the Compensation Committee recommends cash bonuses for executives of the Company, based upon the performance of the Company and the success of each executive in meeting qualitative and quantitative performance goals on an annual basis. Individual cash incentive bonuses are not determined according to a set formula, but are determined on a basis that takes into account each executive's success in achieving standards of performance established by the Board of Directors and such executive's superiors. These standards may or may not be quantitative. Bonus determinations are made on a case-by-case basis, and, except as specified in Mr. Crawford's employment agreement, there is no fixed relationship between any particular performance factor and the amount of a given executive's bonus. In addition to the annual bonus review, the Compensation Committee also believes that exceptional performance by an executive related to specific projects or goals set by the Board of Directors and senior management should be rewarded with special cash bonuses that are awarded from time to time, as circumstances indicate.

     Stock Options. The Company has, since inception, used stock option award grants as a tool to encourage its executives to work to meet the Company's operational goals and maximize long-term stockholder value. Because the value of stock options granted to an executive is directly related to the Company's success in enhancing its market value over time, the Compensation Committee feels that such grants align the interests of management and stockholders. Under the Company's various stock option plans, specific grants are determined by taking into account:

     - An executive's current responsibilities;

     - His or her historical performance;

     - The desirability of his or her long-term services; and

     - His or her perceived contributions to the Company's results of operations and growth.

     Stock option award grants are also used to provide an incentive to newly promoted officers at the time that they are asked to assume greater responsibilities. In determining whether to make a grant, the Compensation Committee considers prior grants of stock options and shares of the Company's common stock currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is used to determine particular grants. The Compensation Committee believes that the opportunity to acquire a significant equity interest in the Company is a strong motivation for the Company's executives to pursue the long-term interests of the Company and its stockholders, and promotes longevity and retention of key executives.

HOW ARE THE EMPLOYMENT AGREEMENTS BETWEEN THE COMPANY AND THE NAMED EXECUTIVE OFFICERS STRUCTURED?

     Mr. Arlotta. Mr. Arlotta's employment agreement, which became effective on September 20, 1997, provides that he will serve as Chief Operating Officer of Caremark Pharmaceutical Group until December 31, 2000. He has since been promoted to President-Pharmaceutical Services. The term will automatically be extended for an additional year on that date and on each subsequent anniversary, unless either Mr. Arlotta or the Company gives at least sixty days written notice of its intent to terminate the agreement. The agreement provides for an annual base salary, $436,058 in 1999, to be reviewed annually by the President of the Company. In addition, Mr. Arlotta is eligible to receive an annual performance bonus, with a stated target of up to 75% of his base salary.

     Mr. Dickerson. Mr. Dickerson's employment agreement, which became effective on May 7, 1998, provides that he will serve as Executive Vice President and Chief Financial Officer of the Company for a three-year term. The agreement provides for an annual base salary of $400,000, subject to periodic review by the Board of Directors or a Committee of the Board. As an inducement to enter into the agreement, Mr. Dickerson received a signing bonus of $100,000 and a grant of 400,000 stock options. Mr. Dickerson is eligible to receive a bonus of up to 100% of his annual base salary, based on his performance, at the discretion of the Chief Executive Officer.

     Mr. Hardin. Mr. Hardin's employment agreement, which became effective on June 16, 1998, provides that he will serve as Executive Vice President and General Counsel of the Company until June 30, 2001. The agreement provides for an annual base salary of $450,000, subject to periodic review by the Board of Directors or a Committee of the Board. As an inducement to enter into the agreement, Mr. Hardin received a grant of 400,000 stock options. Mr. Hardin was eligible to receive a bonus of up to $400,000 for services rendered during 1998, at the discretion of the Chief Executive Officer. Mr. Hardin's employment agreement was amended on March 8, 2000 to eliminate ambiguity as to his incentive compensation arrangement, and to confirm that he is eligible to receive, in years subsequent to 1998, a bonus of up to 100% of his base salary, based on his performance, at the discretion of the Chief Executive Officer.

     Mr. Karro. Mr. Karro's employment agreement, which became effective on August 7, 1998, provides that he will serve as President and Chief Operating Officer - California. He was subsequently promoted to Executive Vice President - Corporate Development. The agreement provides for an annual base salary of $275,000, subject to periodic review by the Board of Directors or a Committee of the Board. As an inducement to enter into the agreement, Mr. Karro received a grant of 150,000 stock options. In addition, Mr. Karro is eligible to receive an annual performance bonus, with a stated target of up to 50% of his base salary.

     Dr. Lopez. Dr. Lopez entered into an employment agreement with the Company on March 15, 1998. The agreement provided that Dr. Lopez would serve as the Chief Medical Officer of the Company and hold similar offices with the Company's subsidiaries and affiliates. The agreement provided for an annual base salary of $425,000, to be reviewed annually by the Chief Executive Officer. Dr. Lopez was also eligible to receive an annual performance bonus, with a stated target of up to 50% of his base salary. Dr. Lopez left the Company in October 1999. Under his employment agreement, Dr. Lopez will continue to receive his base salary, target performance bonuses and benefits for three years following termination. All of Dr. Lopez' stock options vested upon his termination, and he will have a period of three years following termination to exercise his options.

     Each of Mr. Arlotta, Mr. Dickerson, Mr. Hardin, and Mr. Karro is also eligible for other benefits customary for employees and officers. The agreements between the Company and Mr. Arlotta, Mr. Dickerson, and Mr. Hardin further provide that any payment by the Company to these officers which is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code shall be "grossed up" so that the officer retains an amount of the "gross up" payment equal to the excise tax imposed on the original payment. The agreements also contain provisions regarding pay and benefits upon certain termination events which are normally found in executive employment agreements. The chart below describes the various provisions for each officer depending on the reason for termination. The terms "Cause," "Change in Control," "Disability," and "Good Reason" are all used as defined in the respective employment agreements.

                                             TERMINATION DUE
                          TERMINATION FOR       TO DEATH,        TERMINATION NOT
                           CAUSE OR WITH     DISABILITY, OR    FOR CAUSE OR WITHOUT  TERMINATION DUE TO A
NAMED EXECUTIVE OFFICER     GOOD REASON        RETIREMENT          GOOD REASON        CHANGE IN CONTROL
-----------------------  -----------------  -----------------  --------------------  --------------------
Mr. Arlotta............  All rights under   All rights under   Continued payment of  Immediate vesting of
                         the agreement      the agreement      salary and bonuses    all stock options.
                         terminated.        terminated.        for two years;
                                                               continued benefits
                                                               for the remainder of
                                                               the term; immediate
                                                               vesting of all stock
                                                               options.
Mr. Dickerson..........  All rights under   Salary and         Salary and bonuses    Salary and bonuses
                         the agreement      bonuses for the    for the remainder of  for the remainder of
                         terminated.        remainder of the   the term in a lump    the term in a lump
                                            term in a lump     sum; continued        sum; continued
                                            sum.               benefits for the      benefits for the
                                                               remainder of the      remainder of the
                                                               term.                 term.
Mr. Hardin.............  All rights under   Salary and         Salary and bonuses    Salary and bonuses
                         the agreement      bonuses for the    for the remainder of  for the remainder of
                         terminated.        remainder of the   the term in a lump    the term in a lump
                                            term in a lump     sum; continued        sum; continued
                                            sum.               benefits for the      benefits for the
                                                               remainder of the      remainder of the
                                                               term.                 term.
Mr. Karro..............  All rights under   All rights under   Salary for one year   All rights under the
                         the agreement      the agreement      in a lump sum.        agreement
                         terminated.        terminated.                              terminated.

     The employment agreement between the Company and Mr. Crawford is described below in "How is the Chief Executive Officer compensated?"

WHAT COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION DOES THE COMPANY HAVE?

     In connection with the acquisition of MME, the Company entered into a Termination Agreement and a Consulting Agreement with Mr. McDonald pursuant to which Mr. McDonald is entitled to receive certain payments. These agreements are discussed below in "Certain Transactions -- MME Acquisition Agreements."

HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     Section 162(m) of the Code generally disallows a tax deduction to publicly-held corporations for compensation in excess of $1,000,000 in any taxable year that is paid to a corporation's chief executive officer or to the four most highly compensated executive officers. Compensation in excess of $1,000,000 continues to be deductible if that compensation is "performance based" within the meaning of Section 162(m) of the Code. Various criteria must be satisfied to meet the "performance based" standard including, among others, requirements to determine whether members of the Compensation Committee are "outside" directors and limitations regarding the maximum number of shares subject to options that can be awarded under any option plan to an executive during a specified time.

     The Compensation Committee of the Board of Directors has decided, in certain cases, to award compensation that does not meet the requirements for deductibility under Section 162(m). The Compensation Committee believes it is sometimes necessary to award compensation based on performance and competitive factors rather than tax or legislative policy. A portion of the compensation awarded to certain named executive officers in 1999 does not meet the deductibility requirements of Section 162(m). The Board and the Compensation Committee reserve the authority to award non-deductible compensation in circumstances they deem appropriate.

HOW IS THE CHIEF EXECUTIVE OFFICER COMPENSATED?

     Mr. Crawford's employment agreement provides that he will be employed as the Company's President and Chief Executive Officer for a five-year term beginning March 18, 1998. The term will be automatically extended for an additional year on each anniversary unless the Company gives Mr. Crawford written notice of non-extension at least 30 days prior to March 18. The agreement provides for an annual base salary of not less than $1,000,000, subject to increase at the discretion of the Compensation Committee.

     As an inducement to join the Company, Mr. Crawford received a sign-on bonus of $1,000,000. Mr. Crawford also received a stock option grant of 3,250,000 shares priced at $10 per share. In order to provide additional incentive to Mr. Crawford and to assist in retention of his management talents and expertise, this grant was cancelled and regranted at a price of $3.25 per share in August 1998 pursuant to an amendment to his employment agreement. On March 18, 1998, 1,250,000 of Mr. Crawford's options vested, and the remaining shares vested upon the completion of the sale of the Company's contract services business on March 12, 1999.

     As discussed above in "What is the Company's Compensation Philosophy?", the Compensation Committee has determined that equity-based incentive compensation will motivate the Company's executive officers to achieve strategic business objectives over the long-term, thereby aligning the interests of the Company's executives with those of the stockholders. In light of that philosophy, Mr. Crawford was entitled to receive 500,000 stock options when the Company's 1998 target performance goals were met. In addition, Mr. Crawford is eligible to receive an annual cash incentive bonus of up to two times his base salary, subject to increase at the discretion of the Board of Directors. The payment of this bonus is dependent upon the Company's achievement of certain target performance goals for each year.

     Consistent with the Compensation Committee's policy of equity-based compensation, the Company and Mr. Crawford have reached an understanding wherein Mr. Crawford has agreed to waive his cash bonus for fiscal year 2000 and for each following fiscal year during the term of his employment agreement in exchange for a one time grant of an option to purchase 3,875,000 shares of the Company's common stock at an exercise price of 115% of the stock's market price on March 8, 2000, the date of grant. Thirty-four percent of the option will be immediately vested and the remainder will vest in two equal amounts on the first and second anniversary of the option. The option will be granted under the Company's 1997 Long-Term Incentive Compensation Plan.

     Under his employment agreement, Mr. Crawford is eligible for other benefits customarily found in executive employment agreements. His employment agreement also contains provisions regarding pay and benefits upon certain termination events. If the agreement is terminated for Cause or without Good Reason, as defined in the agreement, all rights under the agreement terminate upon such termination. If Mr. Crawford is terminated for reason other than Cause or if he terminates for Good Reason, he is entitled to a lump-sum payment equal to base salary and bonuses for the longer of the remainder of the term of his agreement or three years, and immediate vesting of all stock options. In the case of disability, all of Mr. Crawford's stock options will immediately vest. In the case of death, Mr. Crawford's estate is entitled to a lump-sum payment equal to his base salary and bonuses for the longer of the remainder of the term of his agreement or three years, and immediate vesting of all stock options.

                                          COMPENSATION COMMITTEE

                                          Charles W. Newhall III
                                          John S. McDonald, J.D.
                                          Roger L. Headrick

                              CERTAIN TRANSACTIONS

MME ACQUISITION AGREEMENT

     Termination Agreement. In connection with the MME Acquisition in November 1995, the Company and Mr. McDonald entered into a Termination Agreement that terminated his previous employment agreement with MME, in exchange for certain payments and other benefits. These payments and benefits included a lump sum payment of $796,000, continuation of certain fringe benefits and perquisites for 36 months, certain other payments from the Company, a trust set up by the Company to fund the remainder of MME's pension obligations to Mr. McDonald, and payment of all health and medical care (including prescriptions) for Mr. McDonald for the remainder of his life through a Company-sponsored health insurance plan. The amount received by Mr. McDonald under this agreement in 1999 was $220,178.

     Consulting Agreement. In November 1995, the Company entered into a five-year Consulting Agreement with Mr. McDonald. Mr. McDonald is entitled to receive consulting fees of $2,230,000 to be paid over the term of the agreement, with an initial payment of $669,000 made on November 29, 1995 and equal payments of $390,250 made on each anniversary thereof. Mr. McDonald will also be provided access to an office and support staff and certain other benefits. Pursuant to this agreement, Mr. McDonald received $390,250 in 1999.

CII ACQUISITION AGREEMENT

     Termination Agreement. In connection with the CII acquisition in September 1996, the employment of Mr. Piccolo, now a director of the Company, was terminated, entitling him to severance payments of $2,805,426 and certain other benefits provided in his severance agreement.

     Consulting Agreement. In September 1996, the Company and Mr. Piccolo entered into a consulting agreement (the "Piccolo Agreement"). The term of the Piccolo Agreement is ten years, unless terminated sooner. Over the course of such ten-year period, Mr. Piccolo will be paid consulting fees totaling approximately $5.4 million. The "gross up" provisions of his severance agreement also apply to payments made pursuant to the Piccolo Agreement in the event such consulting payments are determined to be "excess parachute" payments. Mr. Piccolo or his spouse will be eligible to participate in all health and medical employee benefit plans and programs available, from time to time, to employees of the Company until he reaches the age of 65. After age 65, Mr. Piccolo and his spouse will be provided with a prescription drug program comparable to that provided to the Company's employees through the Company's prescription drug benefit program. Mr. Piccolo will be provided with an adequate office and secretarial support, as well as reimbursement of reasonable expenses, and will be subject to certain non-compete and confidentiality restrictions.

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below reflects the cumulative stockholder return on the Company's common stock compared to the return of the Standard & Poor's 500 Stock Index and the Company's peer group indices for the periods indicated. The graph reflects the investment of $100 on February 28, 1995 in the Company's common stock, the S&P 500 and the Company's peer group indices. The Company's pharmacy benefit management peer group consists of the following companies: MIM Corporation (1), Advance Paradigm, Inc. (2), Express Scripts, Inc. and Caremark Rx, Inc. The Company's therapeutic pharmaceutical services peer group consists of the following companies: Priority Healthcare Corporation (3), Accredo Health, Inc.
(4) and Caremark Rx, Inc.
---------------


          Feb-95    Jun-95    Dec-95    Jun-96    Dec-96    Jun-97    Dec-97    Jun-98    Dec-98    Jun-99    Dec-99    Feb-00
          ------    ------    ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
CMX        100.0     110.0     188.6     119.3     118.6     123.6     127.9      45.7      30.0      42.9      28.9      24.3
PBM        100.0     101.2     116.7     111.8     119.4     140.5     180.5     218.0     261.2     335.3     280.9     237.6
TS         100.0     100.0     100.0     100.0     100.0     100.0      93.8     102.5     200.4     244.9     214.9     274.5
S&P 500    100.0     111.8     126.4     137.6     152.0     181.6     199.1     232.6     252.2     281.6     301.5     276.2

(1) MIM Corporation began trading on August 15, 1996. It is included in the graph at $12.50 per share, its initial public offering price, for dates prior to its initial public offering.
(2) Advance Paradigm, Inc. began trading on October 9, 1996. It is included in the graph at $9.00 per share, its initial public offering price, for dates prior to its initial public offering.
(3) Priority Healthcare Corporation began trading on October 14, 1997. It is included in the graph at $11.50 per share, its initial public offering price, for dates prior to its initial public offering.
(4) Accredo Health, Inc. began trading on April 16, 1999. It is included in the graph at $11.50 per share, its initial public offering price, for dates prior to its initial public offering.

     The stock price performance graph shall not be deemed incorporated by reference pursuant to any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (together, the "Acts"), and shall not otherwise be deemed filed under such Acts. The stock price performance graph has been incorporated by reference in the Company's Annual Report to Stockholders filed on Form 10-K for the year ended December 31, 1999, and may be specifically incorporated by reference by the Company in other filings under the Acts.

                               RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP, Birmingham, Alabama, has been engaged by the Board of Directors of the Company as independent public accountant for the Company and its subsidiaries for the fiscal year 1999 and is currently expected to serve in such capacity for 2000. Management expects that a representative of Ernst & Young LLP will be present at the annual meeting to make a statement if he or she desires to do so and to be available to answer appropriate questions posed by stockholders.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by the stockholders, proxies in the enclosed forms returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                             ADDITIONAL INFORMATION

HOW CAN I MAKE A PROPOSAL FOR THE 2001 ANNUAL MEETING?

     Stockholders interested in presenting a proposal for inclusion in the Company's proxy statement and proxy card relating to the Company's annual meeting of the stockholders in 2001 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's bylaws. To be eligible for inclusion in next year's proxy statement, stockholder proposals must be received by the Company's Corporate Secretary no later than December 15, 2000. In general, any stockholder proposal to be considered at next year's annual meeting but not included in the proxy statement must be submitted in writing to the principal executive offices of the Company, not less than sixty days nor more than ninety days prior to the 2001 annual meeting. However, if the Company sends out notice or publicly discloses the date of the 2001 annual meeting of the stockholders within seventy days prior to such meeting, then a stockholder will be able to submit a proposal for consideration within ten days of the notice or public announcement of such meeting. Any notification to bring any proposal before the 2001 annual meeting of the stockholders must comply with the requirements of the Company's bylaws. You may obtain a copy of the relevant bylaw provisions by contacting the Company's Corporate Secretary.

WHAT IS THE COMPANY SPENDING ON PROXY SOLICITATION COSTS?

     The accompanying proxy is solicited by the Board of Directors for use at the annual meeting of stockholders. The cost of soliciting proxies in the enclosed form will be borne by the Company. The Company has retained ChaseMellon Shareholder Services, L.L.C., 450 West 33rd Street, 14th Floor, New York, New York 10001, to aid in solicitation. For these services the Company will pay ChaseMellon Shareholder Services, L.L.C. a fee of $10,500 and reimburse it for certain out-of-pocket expenses. Additional solicitation may be made by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means by the officers or regular employees of the Company, who will receive no additional compensation. The Company expects to reimburse brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in forwarding solicitation material to the beneficial owners of stock.

ANNUAL REPORT ON FORM 10-K

     The Company has previously provided to each stockholder as of the Record Date a copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules but excluding exhibits thereto. The Company will provide copies of the exhibits upon request of eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of such exhibits should be mailed to Caremark Rx, Inc., 3000 Galleria Tower, Suite 1000, Birmingham, Alabama 35244, Attention: Corporate Secretary.

                                          By Order of the Board of Directors:

                                          /s/ Sara J. Finley
                                          Sara J. Finley
                                          Corporate Secretary

April 14, 2000

PROXY

                               CAREMARK RX, INC.

      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                         STOCKHOLDERS ON MAY 31, 2000.

         The undersigned hereby appoints Edwin M. Crawford and Sara J. Finley, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Caremark Rx, Inc. (the "Company"), held of record by the undersigned or which the undersigned is entitled to vote at The Annual Meeting of Stockholders to be held on Wednesday, May 31, 2000, 2:00 p.m., Central Time, at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement, as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

         THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Please date, sign exactly as your name appears on the form                                Change of Address:
and mail the proxy promptly. When signing as an attorney,
executor, administrator, trustee or guardian, please give your full                       ----------------------------------------
title as such. If shares are held jointly, both owners must sign.                         ----------------------------------------
                                                                                          ----------------------------------------

                          (continued and to be dated and signed on the other side)                                  SEE REVERSE
                                                                                                                       SIDE

------------------------------------------------------------------------------------------------------------------------------------
                                                        FOLD AND DETACH HERE

    PLEASE MARK YOUR                                                |
[X] VOTES AS IN THIS                                                |     8945
    EXAMPLE.                                                        |____

                     THE BOARD RECOMMENDS A VOTE FOR ELECTION OF THE FOLLOWING DIRECTORS.
                     FOR     WITHHELD
1. Election of       [ ]       [ ]        01. C.A. Lance Piccolo   04. Edward L. Hardin, Jr.
   Directors                              02. Ted H. McCourtney    05. Harris Diamond             DISCONTINUE ANNUAL   WILL ATTEND
                                          03. Richard M. Scrushy   06. Edwin M. Banks             REPORT MAILING FOR     ANNUAL
                                                                                                     THIS ACCOUNT        MEETING
TO WITHHOLD AUTHORITY TO VOTE, MARK "FOR" AND WRITE THE NOMINEE'S NUMBER ON THE LINE BELOW.               [ ]              [ ]

______________________________________

                                                      Change of Address      [ ]
                                                     Complete section on
                                                         reverse side
                     Please sign exactly and as fully as your name appears on your stock certificate. If shares are held jointly, each stockholder must sign.

                     ___________________________________________________________

                     ___________________________________________________________
                     SIGNATURE(S)                                 DATE


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -





                               CAREMARK RX, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 31, 2000
                                   2:00 P.M.
                               The Wynfrey Hotel
                            1000 Riverchase Galleria
                              Birmingham, Alabama
                         VOTE BY TELEPHONE OR INTERNET
                            QUICK - EASY - IMMEDIATE


Caremark Rx, Inc. encourages you to take advantage of two new cost-effective and convenient ways to vote your shares.

You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote must be received by 12:00 MIDNIGHT EASTERN STANDARD TIME ON MAY 30, 2000.

Your telephone or Internet vote authorizes the proxies named on the proxy card below to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE       ON A TOUCH-TONE TELEPHONE DIAL 1-877-PRX-VOTE
                    (1-877-779-8683) FROM THE U.S. AND CANADA OR DIAL
                    1-201-536-8073 FROM OTHER COUNTRIES, THERE IS NO CHARGE FOR
                    THIS CALL.

                    You will be asked to enter the Voter Control Number located in the box just below the perforation on the proxy card. Then follow the instructions.

                    OR

VOTE BY INTERNET    POINT YOUR BROWSER TO THE WEB ADDRESS:
                    http://www.eproxyvote.com/cmx
                    Click on the "Proceed" button. You will be asked to enter the Voter Control Number located in the box just below the perforation on the proxy card, then follow the instructions. If you would like to receive Caremark Rx, Inc. annual meeting materials online in the future, please access the Consent Site from the web address above, or go to the Consent Site directly at http://www.econsent.com/cmx.

                    OR

VOTE BY MAIL        MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE
                    POSTAGE-PAID ENVELOPE. IF YOU ARE VOTING BY TELEPHONE OR
                    THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY.